Calculation of Filing Fee Tables
F-3
Flex LNG Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, par value $0.01 per share	457(r)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 11,020.00
			Net Fee Due:						$ 2,790.00
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares in an aggregate amount not to exceed $100,000,000 as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. (3) Calculated in accordance with Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant's Registration Statement on Form F-3ASR (File No. 333- 282473) on October 2, 2024 was deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act and is paid herewith.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	FLEX LNG LTD.	F-3	333-268367	11/15/2022		$ 11,020.00	Equity	Ordinary shares, par value $0.01 per share		$ 100,000,000.00
Fee Offset Sources		FLEX LNG LTD.	F-3	333-268367		11/15/2022						$ 11,020.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	FLEX LNG Ltd. previously paid an aggregate registration fee of $11,020 in connection with the Registration Statement on Form F-3 (Registration Statement No. 333-268367), filed on November 15, 2022, as amended on December 1, 2022 (the "Prior Registration Statement") relating to the registration of $100 million ordinary shares, of which there were no ordinary shares sold or issued pursuant to the Prior Registration Statement. Pursuant to Rule 457(p), the $13,810 registration fee associated with this 424(b)(5) filing is being partially offset by the $11,020 in fees that remain available under the Prior Registration Statement. The offering of the unsold offset securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been completed or terminated.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A